Exhibit 99.1

Midwest Air Group, Inc.

6744 South Howell Avenue

Oak Creek, Wisconsin 53154

414-570-4000

www.midwestairlines.com

Traded: AMEX (MEH)

Media Inquiries: Carol Skornicka, 414-570-3980 (o), 414-303-6516 (c) or Carol.Skornicka@midwestairlines.com

Analyst/Investor Inquiries: Dennis O’Reilly, 414-570-3954 (o) or Dennis.O’Reilly@midwestairlines.com

FOR IMMEDIATE RELEASE

May 2, 2007

FREQUENT TRAVELERS OPPOSE AIRTRAN TAKEOVER OF MIDWEST

72% in Survey Strongly Oppose Takeover;
65% Would Avoid Flying AirTran Following a Takeover

Milwaukee, Wisconsin, May 2, 2007 – Midwest Airlines (AMEX: MEH) today released results of a recent survey of Milwaukee-area frequent travelers showing strong opposition to a takeover of Midwest by AirTran Holdings, parent of AirTran Airways. Nearly two-thirds of survey respondents said they’d definitely not fly AirTran or would avoid flying it if they didn’t have to after a takeover.

Commissioned by Midwest, the online survey was conducted by Probe Research Services, an independent research firm, in accordance with accepted research methodology. The survey included 300 consumers, randomly selected by Probe, who live in the Milwaukee metro area and fly three or more roundtrips a year on commercial airlines. The margin of error is +/- 5.7% at a 95% level of confidence.

72% of respondents strongly opposed a takeover of Midwest Airlines by AirTran; another 14% were somewhat opposed. When asked to describe their attitude toward flying AirTran in the event of a takeover, 16% of respondents said they would definitely not fly AirTran, with another 49% saying they would try to avoid flying the airline if they didn’t have to.

Additionally, survey participants stated an overwhelming preference for Midwest Airlines over any other carrier, stated a willingness to pay more to fly Midwest and believed strongly that the quality of service would worsen after a takeover by AirTran. Complete survey results are available at http://www.savethecookie.com.

“Experienced travelers are strong in their opposition to the proposed takeover,” said Timothy E. Hoeksema, president, chairman and chief executive officer of Midwest Airlines. “These frequent flyers clearly prefer that Midwest Airlines remain independent and they would avoid flying AirTran in the event of a takeover.”

-MORE-

Midwest Airlines features jet service throughout the United States, including Milwaukee’s most daily nonstop flights and best schedule to major destinations. Catering to business travelers and discerning leisure travelers, the airline earned its reputation as “The best care in the air” by providing passengers with impeccable service and onboard amenities at competitive fares. Both Skyway Airlines, Inc. – a wholly owned subsidiary of Midwest Airlines – and SkyWest Airlines operate as Midwest Connect and offer service to and connections through Midwest Airlines’ hubs. Together, the airlines offer service to 51 cities. More information is available at http://www.midwestairlines.com.

Important Additional Information

The Board of Directors of Midwest (“Board of Directors”) will be soliciting proxies for use at the 2007 Annual Meeting of Shareholders, or at any adjournment or postponement thereof, to vote in favor of a slate of directors to be nominated by the Board of Directors and to vote on any other matters that properly come before the 2007 Annual Meeting. Midwest will be filing a proxy statement on Schedule 14A with the Securities and Exchange Commission (“SEC”) in connection with this solicitation of proxies for the 2007 Annual Meeting (the “2007 Proxy Statement”). Promptly after filing the definitive 2007 Proxy Statement with the SEC, Midwest will mail the 2007 Proxy Statement and a WHITE Proxy Card to each Midwest shareholder entitled to vote at the Annual Meeting. Midwest has engaged MacKenzie Partners, Inc. (“MacKenzie”) to assist it in soliciting proxies from its shareholders. Midwest has agreed to pay customary compensation to MacKenzie for such services and to indemnify MacKenzie and certain related persons against certain liabilities relating to or arising out of the engagement. Certain representatives of Goldman, Sachs & Co., financial advisors to Midwest, may also solicit proxies, although no additional consideration will be paid in connection with any such solicitation. In addition, directors, officers and employees of Midwest may solicit proxies, although no additional compensation will be paid to directors, officers or employees for such services.

Midwest has filed a Solicitation/Recommendation Statement on Schedule 14D-9 (the “Schedule 14D-9”) and amendments thereto regarding AirTran’s exchange offer that contain information regarding members of the Board of Directors’ and members of management’s potential interests in the exchange offer. Information regarding securities ownership by certain members of the Board of Directors and certain members of management as of February 19, 2006 is contained in Midwest’s proxy statement for its 2006 Annual Meeting of Stockholders, dated as of March 23, 2006 (the “2006 Proxy Statement”) and will be contained in the 2007 Proxy Statement. Midwest shareholders should read the Schedule 14D-9 and the 2007 Proxy Statement when it is filed with the SEC (including any amendments to such documents) because these documents contain (or will contain) important information. The 2007 Proxy Statement (when filed), the 2006 Proxy Statement, the Schedule 14D-9 and other public filings made by Midwest with the SEC are available without charge from the SEC’s Web site at sec.gov and from Midwest at midwestairlines.com.

###